                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                 T. Rowe Price Funds
                                                           100 East Pratt Street
                                                       Baltimore, Maryland 21202

                                                             Patricia B. Lippert
                                                                       Secretary

September 7, 2001

An annual meeting of shareholders of the funds, all Maryland corporations, will be held on Tuesday, October 23, 2001, at 3:00 p.m., eastern time, in the offices of the funds, 100 East Pratt Street, Baltimore, MD 21202. The following matters will be acted upon at that time:

1. ALL FUNDS. To elect directors to serve on the Boards of the funds until the next annual meeting, if any, or until their successors shall have been duly elected and qualified;

2. ALL FUNDS. To approve or disapprove amending the Articles of Incorporation to authorize creating different series and classes of shares, to add other related provisions and to conform the provisions describing series and classes to those standard for other T. Rowe Price funds;

3. NEW HORIZONS FUND. To approve or disapprove amending the Articles of Incorporation to eliminate the provision restricting ownership of portfolio securities by officers and directors of the fund and T. Rowe Price; and

4. To transact such other business as may properly come before the meeting and any adjournments thereof.
T. Rowe Price Growth Stock Fund, Inc.
T. Rowe Price New Era Fund, Inc.
T. Rowe Price New Horizons Fund, Inc.
(Collectively the "funds" and,
individually, a "fund")

The shareholders of each fund will vote only on those proposals that apply to their fund(s). Only shareholders of record of common stock at the close of business on August 24, 2001, are entitled to notice of, and to vote at, this meeting or any adjournment thereof. THE BOARDS OF THE FUNDS RECOMMEND THAT YOU VOTE IN FAVOR OF EACH PROPOSAL.



PATRICIA B. LIPPERT

                            YOUR VOTE IS IMPORTANT
------------------------------------------------------------------------------
ALL FUNDS
SHAREHOLDERS ARE URGED TO DESIGNATE THEIR CHOICES ON EACH OF THE MATTERS TO BE
ACTED UPON BY USING ONE OF THE FOLLOWING THREE METHODS:

1. VOTE BY INTERNET.*

 .    Read the proxy statement.

 .    Go to the proxy voting link found on your proxy card.

 .    Enter the control number found on your proxy card.

 .    Follow the instructions using your proxy card as a guide.

2. VOTE BY TELEPHONE.*

 .    Read the proxy statement.

 .    Call the toll-free number found on your proxy card.

 .    Enter the control number found on your proxy card.

 .    Follow the recorded instructions using your proxy card as a guide.

3. VOTE BY MAIL.

 .    Date, sign, and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.



YOUR PROMPT RESPONSE WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID THE
ADDITIONAL EXPENSE OF FURTHER SOLICITATION.
------------------------------------------------------------------------------



* If you vote by telephone or access the Internet voting site, your vote must be received no later than 5:00 p.m. Eastern Time on October 19, 2001.

                     T. ROWE PRICE GROWTH STOCK FUND, INC.


                     T. ROWE PRICE NEW ERA FUND, INC., AND


                     T. ROWE PRICE NEW HORIZONS FUND, INC.


               Annual Meeting of Shareholders -- October 23, 2001


                                PROXY STATEMENT

This document gives you information you need in order to vote on the matters coming before the annual meeting and is furnished in connection with the solicitation of proxies by the funds, which are all Maryland corporations. If you have any questions, please feel free to call us toll free, 1-800-541-5910.


Who is asking for my vote?

The boards of the funds have asked that you vote on the matters listed in the notice of annual meeting of shareholders. The votes will be formally counted at the annual meeting on Tuesday, October 23, 2001, and if the annual meeting is adjourned, at any later meeting. You may vote in person at the annual meeting, by Internet, by telephone, or by returning your completed proxy card in the postage-paid envelope provided. Details can be found on the enclosed proxy insert. Do not mail the proxy card if you are voting by Internet or telephone.


Who is eligible to vote?

Shareholders of record at the close of business on August 24, 2001, (the "RECORD DATE") are notified of the meeting and are entitled to vote. The notice of annual meeting, the proxy card, and the proxy statement were mailed to shareholders of record on or about September 7, 2001.

Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share of the fund(s) they held as of August 24, 2001. Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the fund(s): (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

At a meeting held on July 24, 2001, the Boards of the funds, including a majority of the independent directors, unanimously approved submitting the following proposals:

PROPOSAL                                       FUNDS AFFECTED
------------------------------------------------------------------
1.  To elect directors to serve on the Boards  All funds
 of the funds until the next Annual meeting,
 if any, or until their Successors shall have
 been duly elected and qualified.
2.  To approve or disapprove amending the      All funds
 Articles of Incorporation to authorize
 creating different series and classes of
 shares, to add other related provisions and
 to conform the provisions describing series
 and classes to those standard for other T.
 Rowe Price funds.
3.  To approve or disapprove amending the      New Horizons Fund
 Articles of Incorporation to eliminate the
 provision restricting ownership of portfolio
 securities by officers and directors of the
 fund and T. Rowe Price.
4.  To transact such other business as may     All funds
 properly come before the meeting and any
 adjournments thereof.
------------------------------------------------------------------




Who provides services to the funds?

T. Rowe Price Associates, Inc. ("T. Rowe Price"), provides investment advisory services to the funds. T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., a holding company listed on the Nasdaq(R) National Market.

Each fund has an investment management agreement and a fund accounting services agreement with T. Rowe Price, an underwriting agreement with T. Rowe Price Investment Services, Inc., a transfer agency agreement with T. Rowe Price Services, Inc., and a subtransfer agency agreement with T. Rowe Price Retirement Plan Services, Inc. Each of these service providers is a wholly owned subsidiary of T. Rowe Price Group.

T. Rowe Price International, Inc. is a subsidiary of T. Rowe Price Group and offers advisory services to some of the other T. Rowe Price funds. The T. Rowe Price Trust Company is a wholly-owned subsidiary of T.

Rowe Price Group, Inc. and serves as trustee and custodian for certain IRA, Keogh, and other prototype plans which utilize the Price Funds as investment options.


How can I get more information about the funds?

A COPY OF EACH FUND'S MOST CURRENT ANNUAL AND SEMIANNUAL SHAREHOLDER REPORT WAS MAILED TO ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS FOR THE FUNDS' FISCAL PERIOD-END. IF YOU WOULD LIKE TO RECEIVE ADDITIONAL COPIES OF ANY REPORT, PLEASE CONTACT T. ROWE PRICE BY CALLING 1-800-541-5910; WRITING TO 100 EAST PRATT STREET, BALTIMORE, MARYLAND 21202; OR VISITING OUR WEBSITE AT WWW.TROWEPRICE.COM. ALL COPIES ARE PROVIDED FREE OF CHARGE.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS


ALL FUNDS


Why are directors being elected?

Because of the important role independent directors play in governing our funds, the current Fund Directors are asking shareholders to elect an expanded slate of directors that will significantly increase the number of independent directors serving each fund. The increased representation of independent directors will mean greater protection of shareholders' interests.

Importantly, all of the directors standing for election currently serve on the boards of multiple funds. If the entire slate is approved, there will be nine independent directors and three inside directors on each fund board.

Another important benefit of these elections is that the same independent directors will serve on the Boards of all of the Price Funds. This will expose the directors to a wider range of business and economic trends, increase sharing of directors' knowledge, background, and experience and allow the Boards to operate more efficiently.


Who are the nominees for director?

The Boards have proposed the slate of persons listed in Table 1 for election as director, each to hold office until the next annual meeting (if any) or until his successor is duly elected and qualified.

A shareholder using the enclosed proxy card can vote for all or any of the nominees or withhold his or her vote from all or any of such nominees. If the proxy card is properly executed but unmarked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Boards of the funds may recommend. There are no family relationships among these nominees.

Mr. Laporte is standing for re-election only to the Board of the New Horizons Fund. Mr. Kennedy is standing for re-election only to the Boards of the Growth Stock and New Era Funds. With the exception of Messrs. Burnett, Deering, Linaweaver and Schreiber, all other nominees are standing for re-election to each of the funds. In the election of directors, each fund votes separately, and shareholders are being asked to elect the Board of Directors of their respective fund(s) only.

Table 1  Nominees to Each Fund's Board of
Directors
                                                                                  All Other Price Funds'
                                                                                  Shares Owned, Directly or
Name, Date of Birth, Address,                  Fund Shares Beneficially           Indirectly, as of
Position on Fund Board, and                    Owned, Directly or Indirectly,     6/30/01
Principal Occupations/a/                       as of 6/30/01
-------------------------------------------------------------------------------------------------------------
*James A. C. Kennedy, 8/15/53                  New Era
                                                                   8,326.840      3,714,038.483
100 E. Pratt Street, Baltimore, MD 21202

Director of the Growth Stock and New Era
Funds

Managing Director and Director, T. Rowe Price and T. Rowe Price Group, Inc.; Officer and/or
Director of 16 other T. Rowe Price Equity
Funds/Trusts








-------------------------------------------------------------------------------------------------------------
*John H. Laporte, 7/26/45                      New Horizons        54,267.265
                                                                                  3,182,566.555
100 E. Pratt Street, Baltimore, MD 21202

Director of the New Horizons Fund

Managing Director and Director, T. Rowe Price
and T. Rowe Price Group, Inc.; Officer and/or
Director of 8 other T. Rowe Price Equity
Funds/Trusts
-------------------------------------------------------------------------------------------------------------
*James S. Riepe, 6/25/43                       New Horizons        24,433.577     9,386,452.58

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of the Funds

Vice Chairman of the Board, Director and
Managing Director, T. Rowe Price and T. Rowe
Price Group, Inc.; Chairman of the Board, T.
Rowe Price Investment Services, Inc.; T. Rowe
Price Retirement Plan Services, Inc., and T.
Rowe Price Services, Inc.; Chairman of the
Board, President and Trust Officer, T. Rowe
Price Trust Company; Director, T. Rowe Price
International, Inc.; Officer and/or Director
of 80 other T. Rowe Price Funds/Trusts
-------------------------------------------------------------------------------------------------------------
*M. David Testa, 4/22/44                       New Horizons        9,112.795      3,102,320.439

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of the Funds

Vice Chairman of the Board, Director, and
Managing DIrector, T. Rowe Price Group, Inc.;
Chief Investment Officer, Director, and
Managing Director, T. Rowe Price; Vice
President and Director, T. Rowe Price Trust
Company; Director, T. Rowe Price
International, Inc.; Officer and/or
Director/Trustee of 92 other T. Rowe Price
Funds/Trusts
-------------------------------------------------------------------------------------------------------------
Calvin W. Burnett, Ph.D., 3/16/32              New Horizons        182.714        1,853.781

2500 West North Avenue
Baltimore, Maryland 21216

Initial election as a Director/Trustee of the Funds

President, Coppin State College; formerly:
Director, Maryland Chamber of Commerce and
Provident Bank of Maryland; President,
Baltimore Area Council Boy Scouts of America;
and Vice President and Board of Directors,
The Walters Art Gallery; Director/Trustee of
the 35 T. Rowe Price Fixed Income Funds/
Trusts
-------------------------------------------------------------------------------------------------------------
Anthony W. Deering, 1/28/45                                     _            _    260,060.527

10275 Little Patuxent Parkway
Columbia, Maryland 21044

Initial election as a Director/Trustee of the Funds

Director, Chairman of the Board, President,
and Chief Executive Officer, The Rouse
Company, real estate developers, Columbia,
Maryland; Director/Trustee of the 50 T. Rowe
Price Fixed Income and International Funds/
Trusts
-------------------------------------------------------------------------------------------------------------
Donald W. Dick, Jr., 1/27/43                   Growth Stock                       538,302.003
                                                                   4,220.674
EuroCapital Advisors, LLC                      New Horizons             902.433
P.O. Box 491
Chilmark, Massachusetts 02535

Director/Trustee of the Funds

Principal, EuroCapital Advisors, LLC, an
acquisition and management advisory firm;
Director/Trustee of the 58 T. Rowe Price
Equity and International Funds/ Trusts
-------------------------------------------------------------------------------------------------------------
David K. Fagin, 4/9/38                         New Horizons               69.113  1,740,843.223

33 Glenmoor Drive
Englewood, Colorado 80110-7115

Director/Trustee of the Funds

Director, Western Exploration and
Development, Ltd. (7/97 to 7/01); Director,
Dayton Mining Corporation(6/ 98 to present);
Chairman and President, Nye Corporation;
Director, Nescor Corporation (6/94 to
present); Director of Canyon Resources,
Corp.; Director/ Trustee of the 43 other T.
Rowe Price Equity Funds/Trusts
-------------------------------------------------------------------------------------------------------------
F. Pierce Linaweaver, 8/22/34                  Growth Stock                       51,634.865
                                                                     1,965.556
Green Spring Station                           New Horizons        18,659.745
2360 West Joppa Road, Suite 224
Lutherville, Maryland 21093

Initial election as a Director/Trustee of the Funds

President, F. Pierce Linaweaver & Associates,
Inc., consulting environmental and civil
engineers; Director/Trustee of the 35 T. Rowe
Price Fixed Income Funds/Trusts
-------------------------------------------------------------------------------------------------------------
Hanne M. Merriman, 11/16/41                    New Horizons        1,059.841      173,262
                                                                                  .
3201 New Mexico Avenue, N.W.                                                      205
Suite 350
Washington, D.C. 20016

Director/Trustee of the Funds

Retail Business Consultant; Director, Ann
Taylor Stores Corporation, Central Illinois
Public Service Company, Ameren Corp., Finlay
Enterprises, Inc., The Rouse Company, State
Farm Mutual Automobile Insurance Company, and
US Airways Group, Inc.; Director/Trustee of
the 43 other T. Rowe Price Equity
Funds/Trusts
-------------------------------------------------------------------------------------------------------------
John G. Schreiber, 10/21/46                                     _            _    5,587,243.775

Centaur Capital Partners, Inc.
One Westminster Place, Suite 300
Lake Forest, Illinois 60045

Initial election as a Director/Trustee of the Funds

Owner/President, Centaur Capital Partners,
Inc., a real estate investment company;
Director, AMLI Residential Properties Trust
and Urban Shopping Centers, Inc.; Partner,
Blackstone Real Estate Partners, L.P.;
Director and formerly Executive Vice
President, JMB Corporation, a national real
estate investment manager and developer;
Director/Trustee of the 35 T. Rowe Price
Fixed Income Funds/Trusts
-------------------------------------------------------------------------------------------------------------
Hubert D. Vos, 8/2/33                          New Era                            8,137.039
                                                                       861.459
1114 State Street, Suite 247                   New Horizons        1,567.957
P.O. Box 90409
Santa Barbara, California 93190-0409

Director/Trustee of the Funds

Owner/President, Stonington Capital
Corporation, a private investment company;
Director/Trustee of the other 43 T. Rowe
Price Equity Funds/Trusts
-------------------------------------------------------------------------------------------------------------
Paul M. Wythes, 6/23/33                        New Horizons        3,620.923      100,882.638

755 Page Mill Road, Suite A200
Palo Alto, California 94304-1005

Director/Trustee of the Funds

Founding Partner of Sutter Hill Ventures, a
venture capital limited partnership,
providing equity capital to young high
technology companies throughout the United
States; Director, Teltone Corporation and
InterVentional Technologies Inc.;
Director/Trustee of the 58 T. Rowe Price
Equity and International Funds/Trusts
-------------------------------------------------------------------------------------------------------------

* Nominees considered "interested persons" because of relationships with T. Rowe Price as described in the table. Also shareholders of T. Rowe Price Group, Inc.

/a/
 Unless as otherwise indicated, each individual has held the office indicated, or other offices in the same company, for the last five years.


Table 2 sets forth the year each director was first elected to the fund.



Table 2  Year of Original Election to Each Fund's
Board
T. Rowe Price Fund                               Growth Stock  New Era    New Horizons
---------------------------------------------------------------------------------------
Burnett                                               *           *           *
---------------------------------------------------------------------------------------
Deering                                               *           *           *
---------------------------------------------------------------------------------------
Dick                                                 1980        1994        1994
---------------------------------------------------------------------------------------
Fagin                                                1994        1988        1988
---------------------------------------------------------------------------------------
Linaweaver                                            *           *           *
---------------------------------------------------------------------------------------
Merriman                                             1994        1994        1994
---------------------------------------------------------------------------------------
Schreiber                                             *           *           *
---------------------------------------------------------------------------------------
Vos                                                  1994        1979        1983
---------------------------------------------------------------------------------------
Wythes                                               1994        1994        1981
---------------------------------------------------------------------------------------
Kennedy/a/                                           1997        1997          -
---------------------------------------------------------------------------------------
Laporte/a/                                            -           -          1988
---------------------------------------------------------------------------------------
Kennedy                                              1997        1997

---------------------------------------------------------------------------------------
Riepe                                                1982        1994        1983
---------------------------------------------------------------------------------------
Testa                                                1984        1997        1994
---------------------------------------------------------------------------------------


* Initial election.

/a/
 Mr. Laporte is standing for re-election only to the Board of the New Horizons Fund. Mr. Kennedy is standing for re-election only to the Boards of the Growth Stock and New Era Funds.

Do the nominees have a stake in the funds?

The Boards of the funds believe it is important that each nominee for director have an investment in the T. Rowe Price funds. The nominees allocate their investments among the T. Rowe Price funds based on their own investment objectives. Table 1 lists each nominee's investment in the funds, if any, as well as his total investment in all of the T. Rowe Price funds.


What are the primary responsibilities of each fund's Board members?

They are responsible for the general oversight of each fund's business and for assuring that each fund is managed in the best interests of its shareholders. The directors periodically review the performance, expenses, service providers of, and business and regulatory matters affecting, the funds based on reports provided by their investment advisers, transfer agents, custodians, auditors, and legal counsel.


How often does each fund's Board meet?

The Boards of Directors of the funds held five meetings during fiscal year 2000, and with the exception of Mr. Kennedy, each director standing for election or reelection attended 75% or more of those meetings. Each director standing for reelection has attended 75% or more of the meetings held so far during fiscal year 2001. Each Board currently has two committees, described in the following paragraphs.

The Nominating Committee, which consists of all of the independent directors of the funds, is responsible for selecting candidates for election as independent directors to fill vacancies on each fund's Board. The Committee will consider written recommendations from shareholders for possible nominees. Shareholders should submit their recommendations to the secretary of the funds. The committee met informally during the last fiscal year, but the committee as such held no formal meetings.

The Joint Audit Committee is comprised of independent directors only. The members of the Committee are David K. Fagin, F. Pierce Linaweaver, John G. Schreiber, and Paul M. Wythes. These directors also receive a fee of $1,000 for each committee meeting attended. The Audit Committee holds two regular meetings during each fiscal year, at which time it meets with the independent accountants of the T. Rowe Price funds to review: (1) the services provided; (2) the findings of the most recent audit; (3) management's response to the findings of the most recent audit; (4) the scope of the audit to be performed; (5) the accountants' fees; and (6) any accounting or other questions relating to particular areas of the T. Rowe Price funds' operations or the operations of parties dealing with the T. Rowe Price funds, as circumstances indicate. The Audit Committee for the funds met twice in 2000 and once so far in 2001. All members of the committee participated in the meetings.


What are the directors paid for their services to the funds?

Messrs. Kennedy, Laporte, Riepe, and Testa are employed by, and thus considered "interested persons" of, T. Rowe Price. Therefore, they are not entitled to compensation or benefits for their service as directors of the funds.

Ms. Merriman and Messrs. Burnett, Deering, Dick, Fagin, Linaweaver, Schrieber, Vos, and Wythes are the independent, or noninterested, directors of the funds. Effective January 1, 2001, compensation to the independent directors changed to an annual retainer of $110,000 per year for service on the boards of the T. Rowe Price funds. The Price fund group included 96 funds at December 31, 2000. The independent directors of the funds do not receive any pension or retirement benefits from the funds or T. Rowe Price.

Prior to January 1, 2001, the annual retainer was $65,000 per year for service on the Boards of the T. Rowe Price domestic funds, an additional $15,000 for service on the boards of the T. Rowe Price International funds and a fee of $1,000 for each Audit Committee meeting attended.

Table 3 provides the independent directors' accrued compensation for the most recently completed fiscal year of each fund and their total compensation for the period January 1, 2000, through December 31, 2000. The fees are allocated to each fund under a formula which includes a base fee and a fee based on the net assets of each fund relative to the other funds.

Table 3  Compensation to Fund Directors
                                                                                            Total Compensation
                                        Aggregate Compensation From T. Rowe Price Funds     From Funds and
 Director                              ---------------------------------------------------- Fund Complex
---------------------------------------  Growth Stock       New Era       New Horizons     ---------------------
                                       ----------------------------------------------------
 Burnett                                         *                *               *           $  65,000
----------------------------------------------------------------------------------------------------------------
 Deering                                         *                *               *                    80,000
----------------------------------------------------------------------------------------------------------------
 Dick                                       $3,257           $1,536          $3,604                    80,000
----------------------------------------------------------------------------------------------------------------
 Fagin                                       2,646            1,248           2,928                    65,000
----------------------------------------------------------------------------------------------------------------
 Linaweaver                                      *                *               *                    67,000
----------------------------------------------------------------------------------------------------------------
 Merriman                                    2,646            1,248           2,928                    65,000
----------------------------------------------------------------------------------------------------------------
 Schrieber                                       *                *               *                    67,000
----------------------------------------------------------------------------------------------------------------
 Vos                                         2,728            1,286           3,018                    67,000
----------------------------------------------------------------------------------------------------------------
 Wythes                                      3,338            1,574           3,694                    82,000
----------------------------------------------------------------------------------------------------------------



* Standing for election to the fund in 2001.

What vote is required to elect the directors?

Each fund votes separately and a plurality of the votes cast at the meeting is sufficient to approve the election of a director of that fund. The Board of Directors recommends that shareholders vote FOR all of the proposed nominees.


PROPOSAL NO. 2 -- AMENDMENT OF ARTICLES OF INCORPORATION TO AUTHORIZE THE CREATION OF SERIES AND CLASSES, TO ADD OTHER RELATED PROVISIONS AND TO CONFORM THE PROVISIONS DESCRIBING SERIES AND CLASSES TO THOSE STANDARD FOR OTHER T. ROWE PRICE FUNDS


ALL FUNDS

The Board of each Fund has unanimously approved an amendment to their respective Articles of Incorporation and recommended that this amendment be submitted for shareholder approval. The following description is a summary only, and is qualified in its entirety by the text of the amendment which is attached as
Exhibit 1.

The Articles of Incorporation of the three funds listed above do not authorize their Boards to divide fund shares into series or classes. They also contain several provisions which we believe are unnecessary and are duplicative of requirements of the Investment Company Act. This proposal asks shareholders to approve or disapprove amending the Articles of Incorporation for each fund to permit the use of series or classes and bring the charters more in line with the charters of other T. Rowe Price funds.

The amendments would authorize each fund's Board to create separate series and classes of shares. Each series would be its own "fund" and would represent an exclusive interest in a separate portfolio of securities. The Board could subdivide the shares (or any series ) into classes with such voting, dividend, and liquidation rights as the Board, in its discretion, determines. Under the proposed amendments, at the Board's discretion, the funds could add new series or classes of shares and the shares of the various series or classes could be subject to differing front-end loads, contingent deferred sales loads, expenses (including distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement), conversion rights, redemption provisions, including redemption fees, and class voting rights, to the extent permitted by Maryland law, the Investment Company Act of 1940, and the rules and regulations of the National Association of Securities Dealers, Inc. The Board could authorize redemption of a shareholder account, if necessary to protect the fund, for example, where a shareholder was engaged in fraudulent or criminal activity.

These amendments, if approved, would give the funds additional flexibility in two areas:

 . LEVELS OF SERVICE. The ability to create classes of shares would enable us to customize service levels for shareholders while allocating expenses associated with those services to those who elect to use them.

 . DISTRIBUTION OF SHARES. The various fee structures that can be used for different classes of shares could allow investors to choose the purchasing method best suited to their situation and, thus, attract shareholders to the fund. Generally, higher asset totals increase investment flexibility and can decrease some expenses due to economies of scale.

In addition, the potential to create share classes could help the funds competitively, since many of their peers have or are seeking similar authorization. If this proposal is approved by the shareholders, the changes will be effective as soon as the amendment is filed with the Maryland State Department of Assessments and Taxation, or "SDAT," which will occur as soon as practicable following approval. The Board can make changes to the form of the amendment as it deems necessary in order to file the amendment with the SDAT. The Board may also abandon or delay the amendment at any time before or after the vote by shareholders and prior to the effective time of the amendment if for any reason the Board deems it advisable to do so.

We want to emphasize that none of the funds' Boards has any current intention of imposing any sales loads, distribution expenses or redemption fees on your shares, and that any such action would require advance notice to shareholders and, in certain instances, shareholder approval.


What vote is required to approve this amendment to the funds' Articles of Incorporation?

Proposal No. 2 requires the affirmative vote of a majority of each fund's outstanding shares.

The Board of Directors recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 3 -- AMENDMENT TO ARTICLES OF INCORPORATION


NEW HORIZONS FUND

The Fund's Board of Directors has proposed that the provision of the Fund's Articles of Incorporation restricting the ownership of portfolio securities by officers and directors of the Fund and T. Rowe Price be eliminated. The provision was adopted in 1982 to comply with certain state regulations. These laws no longer apply to the Fund. The officers and directors of the Fund and T. Rowe Price are subject to a comprehensive Code of Ethics that covers the potential conflicts of interest addressed by the Articles of Incorporation. The Board of Directors of the Fund, including all the independent directors, have reviewed the provision and determined that it is not necessary to protect the interests of the Fund and its shareholders. Therefore, they have proposed that the provision be deleted.

The provision of the Articles of Incorporation that is proposed to be deleted is as follows:

"[The Fund shall not] purchase or retain in its portfolio any securities of an issuer if any of its officers, or security holders is an officer or director of the Corporation or a member, officer or director of any partnership, corporation, or other organization deemed to be an investment adviser to the corporation for purposes of the Federal Investment Company Act of 1940, if, at the time of or after such purchase, any officer or director of the corporation or any member, officer, or director of any such investment adviser to the corporation shall own beneficially more than one-half of one 1 percent (1/2 of 1%) of the shares or securities, or both, of such issuer and all such officers, directors and members owning beneficially more than one-half of 1 percent (1/2 of 1%) of such shares or securities shall together own beneficially more than 5 percent (5%) thereof."


What vote is required to approve this amendment to the fund's Articles of Incorporation?

Proposal No. 3 requires the affirmative vote of a majority of the fund's outstanding shares.

The Board of Directors recommends that shareholders vote FOR the proposal.

FURTHER INFORMATION ABOUT VOTING AND THE SHAREHOLDER MEETING


What is the required quorum?

To hold the meeting, a majority of each fund's shares entitled to be voted must have been received by proxy or be present at the meeting. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals are not received by the meeting date, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment if they determine that additional solicitation is reasonable and in the interests of the fund's shareholders.


How are the votes counted?

The individuals named as proxies (or their substitutes) on the enclosed proxy card (or cards, if you have multiple funds or accounts) will vote according to your directions if your proxy is received properly executed, or in accordance with your instructions given when voting by telephone or Internet. You may direct the proxy holders to vote your shares on a proposal by checking the appropriate box "FOR" or "AGAINST," or instruct them not to vote those shares on the proposal by checking the "ABSTAIN" box. Alternatively, you may simply sign, date, and return your proxy card(s) with no specific instructions as to the proposals. IF YOU PROPERLY EXECUTE YOUR PROXY CARD AND GIVE NO VOTING INSTRUCTIONS WITH RESPECT TO A PROPOSAL, YOUR SHARES WILL BE VOTED FOR THE PROPOSAL.

Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the fund but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. If a proposal must be approved by a percentage of votes cast on the proposal, abstentions and broker non-votes will not be counted as "votes cast" on the proposal and will have no effect on the result of the vote. If the proposal must be approved by a percentage of voting securities present at the meeting or a majority of the fund's outstanding shares, abstentions and broker non-votes will be considered to be voting securities that are present and will have the effect of being counted as votes against the proposal.

For shares held in IRA accounts, the Custodian shall, without written direction from the investor, vote shares for which no voting instructions are timely received in the same proportion as shares for which voting instructions from other shareholders are timely received.


Can additional matters be acted upon at the annual meeting?

The management of the funds knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote on such matters in accordance with their judgment.


How can proxies be recorded?

You may record your votes on the proxy card enclosed with this statement and mail it in the prepaid envelope provided to Management Information Services Corp., who the funds have retained to tabulate the votes. In addition, the funds have arranged to have votes recorded through the Internet or by telephone. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.


How can proxies be solicited, and who pays for the costs involved?

Directors, officers, or employees of the funds or T. Rowe Price may solicit proxies by mail, in person, or by telephone. In the event that votes are solicited by telephone, shareholders would be called at the telephone number T. Rowe Price has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders' instructions have been recorded correctly, confirmation of the instructions is also mailed. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

To ensure that sufficient shares of common stock are represented at the meeting to permit approval of the proposals outlined in the proxy statement, the funds may retain the services of a proxy solicitor to assist them in soliciting proxies for a fee plus reimbursement of out-of-pocket expenses. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts.

The approximate date on which this proxy statement and proxy card are first being mailed to shareholders is September 1, 2001.

All costs of the shareholder meetings and the proxy solicitation will be paid for by the funds.


Can I change my vote after I mail my proxy?

Any proxy, including those given via the Internet or by telephone, may be revoked at any time before it is voted by filing a written notice of revocation with the funds, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.


Are the funds required to hold annual meetings?

Under Maryland law, the funds are not required to hold annual meetings. The Board of Directors of each fund has determined that the funds will take advantage of these Maryland law provisions to avoid the significant expense associated with holding annual meetings, including legal, accounting, printing, and mailing fees incurred in preparing proxy materials. Accordingly, no annual meetings shall be held in any year in which a meeting is not otherwise required to be held by the 1940 Act unless the Boards determine otherwise. However, special meetings will be held in accordance with applicable law or when otherwise determined by each fund's Board.

If a shareholder wishes to present a proposal to be included in the proxy statement for the next shareholder meeting, the proposal must be submitted in writing and received by Patricia B. Lippert, Secretary of the Funds, T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202, within a reasonable time before the funds begin to print and mail their proxy materials.


GENERAL INFORMATION ABOUT THE FUNDS


Who are the funds' executive officers?

Table 4 lists the executive officers of the funds (other than the nominees for election as directors) and their positions with T. Rowe Price Group or T. Rowe Price. Each executive officer has been an officer of T. Rowe Price and the funds for at least the last five years.

Table 4   Executive Officers of the Funds and
Beneficial Ownership
                                                                               Amount and
                                                                               Nature of
                                             Position With    Position with    Beneficial
                            Position With    T. Rowe Price    T. Rowe Price    Ownership as of
 Officer, Date of Birth     Fund             Group            Associates       June 30, 2001
---------------------------------------------------------------------------------------------------
 Growth Stock
---------------------------------------------------------------------------------------------------
 Robert W. Smith, 4/11/61   President        Managing         Managing                     308.797
                                             Director*        Director
---------------------------------------------------------------------------------------------------
 New Era
---------------------------------------------------------------------------------------------------
 Charles M. Ober, 4/20/50   President        Vice             Vice President             2,474.663
                                             President**
---------------------------------------------------------------------------------------------------
 David J. Wallack, 7/2/60   Executive Vice   Vice             Vice President            _
                            President        President**
                                                             --------------------------------------
-------------------------------------------------------------



* Officer since 2000.

** Officer since 2001.


What is the share ownership of each fund?

Table 5 presents the shares of the capital stock of each fund outstanding as of June 30, 2001.

Table 5  Outstanding Shares of Capital Stock
 T. Rowe Price Fund                          Outstanding Shares of Capital Stock
----------------------------------------------------------------------------------
 Growth Stock                                            197,167,887
----------------------------------------------------------------------------------
 New Era                                                  47,949,832
----------------------------------------------------------------------------------
 New Horizons                                            247,789,234
----------------------------------------------------------------------------------




Who are the principal holders of each fund's shares?

Table 6 sets forth the persons owning more than 5% of each fund's outstanding common stock as of June 30, 2001.

Table 6  Record/Beneficial Ownership of Fund
Shares
 Fund Name                                   Owner                                  % Ownership
------------------------------------------------------------------------------------------------
 New Era                                     Charles Schwab & Co. Inc Reinvest          6.41
                                             Account, Attn Mutual Fund Dept., 101
                                             Montgomery St., San Francisco, CA
                                             94104-4122
                                            ----------------------------------------------------
                                             Pirateline & Co., c/o T. Rowe Price        5.59
                                             Associates, 100 E. Pratt Street,
                                             Baltimore MD 21202
                                            ----------------------------------------------------
 New Horizons                                Allfirst Trust Co. Cust FBO CIty of       10.40
                                             New York Deferred Compensation Plan
                                                                                   -------------
                                            ---------------------------------------
                                             Pirateline & Co., c/o T. Rowe Price       10.00
                                             Associates, 100 E. Pratt Street,
                                             Baltimore MD 21202
------------------------------------------------------------------------------------------------

As of June 30, 2001, the executive officers and directors of each fund, as a group, beneficially owned, directly or indirectly, less than 1% of any of the fund's outstanding shares.

EXHIBIT I

             AMENDMENT TO THE ARTICLES OF INCORPORATION OF EACH OF
             -----------------------------------------------------
                     T. ROWE PRICE NEW HORIZONS FUND, INC.,
                     --------------------------------------
                     T. ROWE PRICE NEW ERA FUND, INC., AND
                     -------------------------------------
                     T. ROWE PRICE GROWTH STOCK FUND, INC.
                     -------------------------------------


A. Article "THIRD" Section 2 of the Articles of Incorporation of each of T. Rowe Price New Horizons Fund and T. Rowe Price New Era Fund will be replaced in its entirety with the following provision:



     "At any time and from time to time, to deposit any of its funds, without limit as to amount, in any bank or trust company selected by the board of directors."



B. Article "SIXTH" of the Articles of Incorporation of T. Rowe Price Growth Stock Fund will be deleted in its entirety.



C. Article "FIFTH" of the Articles of Incorporation of each of T. Rowe Price New Horizons Fund and T. Rowe Price New Era Fund, and Article "SEVENTH" of the Articles of Incorporation of T. Rowe Price Growth Stock Fund, will be replaced in their entirety with the following provisions:



  (a)The total number of shares of stock of all classes and series which the Corporation shall have the authority to issue is [in the case of T. Rowe Price New Era Fund: Two Hundred Million (200,000,000) shares of capital stock of the par value of One Dollar ($1.00) per share, and of the aggregate par value of Two Hundred Million Dollars ($200,000,000); in the case of T. Rowe Price Growth Stock Fund: Three Hundred Million (300,000,000) shares of capital stock of the par value of One Dollar ($1.00) per share, and of the aggregate par value of Three Hundred Million Dollars ($300,000,000); and in the case of T. Rowe Price New Horizons Fund: Four Hundred Million (400,000,000) shares of capital stock of the par value of One Dollar ($1.00) per share, and of the aggregate par value of Four Hundred Million Dollars ($400,000,000).] All of such shares are classified as "COMMON STOCK." The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

  (b)
The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock, and any additional series of Common Stock of the respective Corporations (unless provided otherwise by the Board of Directors with respect to any such additional series at the time it is established and designated):

     (1)ASSETS BELONGING TO SERIES. All consideration received by the Corporation from the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular series (collectively, "GENERAL ITEMS"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

     (2)
        LIABILITIES OF SERIES. The assets belonging to each particular series shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a series are herein referred to collectively as "liabilities of" that series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

     (3)
        DIVIDENDS AND DISTRIBUTIONS. Dividends and capital gains distributions on shares of a particular series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that series. All dividends on shares of a particular series shall be paid only out of the income belonging to that series and all capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that series. All dividends and distributions on shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure. Dividends and distributions may be paid in cash, property or additional shares of the same or another series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by shareholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

     (4)
        VOTING. On each matter submitted to a vote of the shareholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the series thereof, and all shares of all series shall vote as a single class ("SINGLE CLASS VOTING"); provided, however, that (i) as to any matter with respect to which a separate vote of any series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more series, then, subject to (iii) below, the shares of all other series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular series, including liquidation of another series as described in subsection (7) below, only the holders of shares of the one or more affected series shall be entitled to vote.

     (5)
        REDEMPTION BY SHAREHOLDERS. Each holder of shares of a particular series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that series, at a redemption price per share equal to the net asset value per share of that series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion and disclosed in the current Prospectus or Statement of Additional Information for the Corporation. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any series to require the Corporation to redeem shares of that series during any period or at any time when and to the extent permissible under the Investment Company Act or if the Corporation lacks funds legally available for such purpose.

     (6)REDEMPTION BY CORPORATION. The Board of Directors may cause the Corporation to redeem at net asset value the shares of any series from a holder (i) if the Board of Directors of the Corporation determines in its sole discretion that failure to so redeem such shares may have materially adverse consequences to the holders of shares of the Corporation or any series, or (ii) upon such other conditions with respect to the maintenance of shareholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion and disclosed in the Prospectus or Statement of Additional Information for the Corporation.

     (7)
        LIQUIDATION. In the event of the liquidation of a particular series, the shareholders of the series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities of that series. The holders of shares of any particular series shall not be entitled thereby to any distribution upon liquidation of any other series. The assets so distributable to the shareholders of any particular series shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of any particular series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other series. The liquidation of a particular series may be accomplished, in whole or in part, by the transfer of assets of such series to another series or by the exchange of shares of such series for the shares of another series.

     (8)
        NET ASSET VALUE PER SHARE. The net asset value per share of any series shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities of that series) by the total number of shares of that series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.


        The Board of Directors may determine to maintain the net asset value per share of any series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that series as dividends and for the handling of any losses attributable to that series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (9)CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors and as disclosed in the Corporation's current Prospectus or Statement of Additional Information.

  (c)
The shares of Common Stock of the Corporation, or of any series of Common Stock of the Corporation to the extent such Common Stock is divided into series, may be further subdivided into classes (which may, for convenience of reference, be referred by a term other than "class"). Unless otherwise provided in the Articles Supplementary establishing such classes, all such shares, or all shares of a series of Common Stock in a series, shall have identical voting, dividend, and liquidation rights. Shares of the classes shall also be subject to such front-end sales loads, contingent deferred sales charges, expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated), conversion rights, and class voting rights as shall be consistent with Maryland law, the Investment Company Act of 1940, and the rules and regulations of the National Association of Securities Dealers and, to the extent required, shall be contained in Articles Supplementary establishing such classes.

  (d)For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

     (1)prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

     (2)
        on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

     (3)junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

  (e)
Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end management investment company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

  (f)
The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

  (g)
The Corporation shall not be obligated to issue certificates representing shares of any class or series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the shareholder with such information as may be required under the Maryland General Corporation Law.

D. Article "SEVENTH" of the Articles of Incorporation of each of T. Rowe Price New Horizons Fund and T. Rowe Price New Era Fund, and Article "EIGHTH" of the Articles of Incorporation of T. Rowe Price Growth Stock Fund, will be replaced in their entirety with the following provisions:

  (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and shareholders:

     (1)
        The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the shareholders.

     (2)
        No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     (3)The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to make, alter, amend or repeal the By-Laws of the Corporation, to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the shareholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

     (4)
        Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled to vote thereon as a separate class, as the case may be, except as otherwise provided in the charter of the Corporation.

     (5)The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

  (b)
The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

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